CONSENT AND AGREEMENT


         CONSENT AND AGREEMENT, dated as of April 15, 1991, between the lender whose name appears on the signature page hereof (the "Lender") and ALASKA PIPELINE COMPANY, an Alaska corporation (the "Company").

     WHEREAS, the Company has outstanding on the date hereof, (i) $144,000 aggregate principal amount of its 8 3/8% Series A Notes due January 1, 1993 (the "Series A Notes"), (ii) $460,000 aggregate principal amount of its 10 1/4% Series B Notes due January 1, 1995 (the "Series B Notes"), (iii) $2,100,000 aggregate principal amount of its 9.95% Series D Notes due April 1, 1997 (the "Series D Notes"), (iv) $14,500,000 aggregate principal amount of its 12.70% Series F Notes due July 1, 1995 (the "Series F Notes"), (v) $3,000,000 aggregate principal amount of its 12.80% Series G Notes due July 1, 2000 (the "Series G Notes"), and (vi) $8,000,000 aggregate principal amount of its 12.75% Series H Notes due July 1, 2000 (the "Series H Notes" and, together with the Series A Notes, the Series B Notes, the Series D Notes, the Series F Notes and the Series G Notes, the "Notes");

         WHEREAS, the Series A Notes and the Series B Notes were originally issued pursuant to a Note Agreement dated as of August 15, 1972 (as heretofore amended, the "1972 Note Agreement");

         WHEREAS, the Series D Notes were originally issued pursuant to a Note Agreement dated as of March 15, 1977 (as heretofore amended, the "1977 Note Agreement");

         WHEREAS, the Series F Notes, the Series G Notes and the Series H Notes were originally issued pursuant to separate Note Agreements dated as of June 17, 1985 (as heretofore amended, the "1985 Agreement" and, together with the 1972 Note Agreement, the 1975 Note Agreement and the 1977 Note Agreement, the "Note Agreements");

         WHEREAS, the Lender is the owner and holder of certain of the Notes (the "Lender Notes");

         WHEREAS, the Company and the Lender desire to amend in certain respects the Note Agreements pursuant to which the Lender Notes were originally issued (the "Lender Notes");

         WHEREAS, as of the date hereof, Seagull Energy Corporation ("Seagull") has outstanding $66,951,512 aggregate principal amount of Intercompany Notes (as defined in the Lender Note Agreements), such Intercompany Notes (the "Existing Intercompany Notes") being more particularly described in Exhibit A attached hereto;

         WHEREAS, the Company and Seagull have requested the consent of the Lender to the execution and delivery by Seagull of new Intercompany Notes, in exchange for and in replacement of the Existing Intercompany Notes, such new Intercompany Notes (the "Replacement Intercompany Notes") to be identical in form and substance to the respective Existing Intercompany Notes being replaced thereby except that each Replacement Intercompany Note shall include the additional provision set forth in Exhibit B attached hereto; and

         WHEREAS, the Company and Seagull have requested the consent of the Lender to the execution and delivery by the Company and Seagull of a Ninth Supplemental Mortgage in the form of Exhibit C attached hereto (the "Ninth Supplemental Mortgage") for the purpose of supplementing and amending the Intercompany Mortgage (as defined in the Lender Note Agreements) so as to (i) permit the inclusion of the provision set forth in Exhibit B attached hereto in all Intercompany Notes issued after the date hereof and (ii) cause Section 3.02 of the Intercompany Mortgage to be consistent with the provision set forth in Exhibit B attached hereto;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Company hereby consent and agree as follows:

         1. The Company and the Lender hereby agree that clause (a) of the definition of "Consolidated Adjusted Net Earnings" contained in Section 14 of each Lender Note Agreement is amended to read in its entirely as follows:

     "(a) there shall be deducted an amount equal to the excess, if any, of (i) the sum of (x) the aggregate amount applied by the Company during such period to the payment, redemption, retirement and purchase of Funded Debt of the Company (other than any amount payable at the scheduled maturity of any such Funded Debt or on account of any mandatory or required sinking, purchase or other analogous fund with respect to any such Funded Debt) and (y) the aggregate amount applied by the Company during such period to the repayment during such period of advances to the Company by Seagull over (ii) the sum of (x) the aggregate amount of depreciation and amortization deducted during such period in determining Consolidated Net Income as Reported, (y) the aggregate principal amount of Funded Debt incurred by the Company during such period for the purpose of renewing, extending, refinancing, refunding, rearranging or replacing any Funded Debt taken into account under subclause (i) (x) above and (z) the sinking fund payments made by Seagull to the Company during such period in accordance with indebtedness of the Division to the Company evidenced by the Intercompany Notes;".

         2. The Company and the Lender hereby agree that, except as hereinabove amended and modified, each Lender Note Agreement shall continue in full force and effect.

         3. The Lender hereby consents to (a) the execution and delivery by Seagull of the Replacement Intercompany Notes in exchange for and in replacement of the Existing Intercompany Notes and (b) the execution and delivery by the Company and Seagull of the Ninth Supplemental Mortgage.

         IN WITNESS WHEREOF, the Company and the Lender have caused this Consent and Agreement to be executed as of the date first above written.

         ALASKA PIPELINE COMPANY



         By:____________________________________


         THE TRAVELERS INSURANCE COMPANY



         By:____________________________________

                         Intercompany Notes Outstanding
                              as of April 15, 1991


                                                     Original                      Outstanding
                                                     Principal                      Principal
                            Date                      Amount                          Amount
                      -----------------        ----------------------         -----------------------

                          01/01/85               $           245,000             $            35,000
                          01/01/85                           320,000                          80,000
                          12/31/84                           900,000                         300,000
                          01/01/85                           760,000                         304,000
                          01/01/85                           165,000                          66,000
                          01/01/85                         1,620,000                         810,000
                          04/01/85                           300,000                         150,000
                          04/01/85                           660,000                         330,000
                          06/01/85                         2,332,650                       2,332,650
                          01/01/85                         2,150,000                       2,150,000
                          07/01/85                        24,300,000                      18,900,000
                          12/31/85                         3,000,000                       2,350,000
                          12/31/86                        10,650,000                       8,290,000
                          12/31/88                         8,000,000                       6,220,000
                          12/31/89                         8,300,000                       7,263,000
                          12/31/90                        12,300,000                      12,300,000
                          12/31/84                         5,070,862                       5,070,862
                                               ======================         =======================
                                                 $        81,073,512             $        66,951,512
                                               ======================         =======================

         Anything in this Note, the Mortgage or elsewhere to the contrary notwithstanding, Seagull shall not be personally liable for the payment of the principal of, premium (if any) or interest on this Note, it being expressly understood and agreed that the sole recourse of the holder of this Note for the payment hereof shall be against the Mortgaged Property and that no recourse (whether under rule of law, statute or constitution or by the enforcement of any assessment or penalty or otherwise) shall be had against Seagull or any other Person for the payment of the principal of, premium (if any) or interest on this Note or for any claim based hereon or otherwise in respect hereof; provided, however, that nothing in this paragraph shall (i) affect the validity of the indebtedness evidenced by this Note or the rights of any holder of this Note to proceed against the Mortgaged Property in accordance with the Mortgage, (ii) constitute a waiver of any indebtedness or obligation evidenced by this Note (but the same shall continue until paid or discharged), (iii) limit or otherwise prejudice in any way the right of any holder of this Note to name Seagull or any owner, holder or transferee of any interest in the Mortgaged Property as a party defendant in any action or suit for judicial foreclosure of, or in the exercise of any other remedy available to such holder with respect to, the Mortgaged Property so long as no judgment in the nature of a deficiency or seeking personally liability shall be asked of or (if obtained) enforced against Seagull.

================================================================================






                           SEAGULL ENERGY CORPORATION
                                  As Mortgagor





                                       TO




                            ALASKA PIPELINE COMPANY
                                  As Mortgagee



                                  ------------



                           NINTH SUPPLEMENTAL MORTGAGE



                       Dated as of ________________, 1991


                                  ------------











Further Supplementing and Amending the First Mortgage and Deed of Trust, dated as of August 1, 1960, as heretofore supplemented, amended and restated by a Supplemental Mortgage dated as of September 9, 1960, a Second Supplemental Mortgage dated as of May 1, 1961, a Third Supplemental Mortgage dated as of December 15, 1969, a Fifth Supplemental Mortgage dated as of November 15, 1975, a Sixth Supplemental Mortgage dated as of December 30, 1977, a Seventh Supplemental Mortgage dated as of January 1, 1984 and an Eight Supplemental Mortgage dated as of June 17, 1985.


================================================================================

NINTH SUPPLEMENTAL MORTGAGE, dated as of __________________, 1991, between SEAGULL ENERGY CORPORATION (the "Company"), a Texas corporation, party of the first part, and ALASKA PIPELINE COMPANY ("Alaska"), an Alaska corporation, party of the second part.

                                    RECITALS

     WHEREAS, Alaska Public Service Corporation (formerly named Anchorage Natural Gas Corporation and herein called "Service"), in order to secure loans made to it form time to time by Alaska, executed and delivered to Alaska, as Mortgagee, a First Mortgage and Deed of Trust dated as of August 1, 1960 (the "Original Mortgage"), and three mortgages supplemental thereto consisting of a Supplemental Mortgage dated as September 9, 1960 (the "First Supplemental Mortgage"), a Second Supplemental Mortgage dated as of May 1, 1961 (the "Second Supplemental Mortgage") and a Third Supplemental Mortgage dated as of December 15, 1969 (the "Third Supplemental Mortgage");

         WHEREAS, effective February 18, 1972, Alaska Interstate Company, an Alaska corporation ("Interstate"), acquired all of the assets and business as a going concern of Service and in connection therewith entered into a Fourth Supplemental Mortgage dated as of February 18, 1972 ( the "Fourth Supplemental Mortgage") which, among other things, (a) provided for the assumption by Interstate of all obligations, warranties and agreements of Service under the Secured Notes and the Original Mortgage as supplemented and amended thereby and by the First Supplemental Mortgage, the Second Supplemental Mortgage and the Third Supplemental Mortgage, and (b) restated the terms and provisions of the Original Mortgage, as supplemented and amended thereby and by the First
Supplemental Mortgage, the Second Supplemental Mortgage and the Third Supplemental Mortgage;

         WHEREAS, effective June 4, 1982, Interstate merged into ENSTAR Corporation ("ENSTAR"), and ENSTAR, as the surviving corporation, succeeded to all of Interstate's right, title and interest to the assets and business of Service as a going concern, and assumed all of Interstate's obligations under
(a) the Original Mortgage as theretofore supplemented, amended and restated by the First Supplemental Mortgage, the Second Supplemental Mortgage, the Third Supplemental Mortgage, the Fourth Supplemental Mortgage, a Fifth Supplemental Mortgage dated as of November 15, 1975, a Sixth Supplemental Mortgage dated as of December 30, 1977 and a Seventh Supplemental Mortgage dated as of January 1, 1984 (the Original Mortgage, as so supplemented, amended and restated by such seven supplemental mortgages, being herein called the "Amended Mortgage") and
(b) the notes of Interstate secured by the Amended Mortgage;

         WHEREAS, following such merger, the name of Service was changed to ENSTAR Natural Gas Company and its operations were thereafter conducted as a division (the "Division") of ENSTAR;

         WHEREAS, effective June 17, 1985, the Company purchased from ENSTAR all of the outstanding common stock of Alaska and all of the assets and business as a going concern of the Division pursuant to an Agreement of Purchase and Sale dated as of October 30, 1984, as amended by a Supplemental Agreement dated may 3, 1985;

         WHEREAS, in connection with such purchase, the Company, and Alaska entered into an Eighth Supplemental Mortgage, dated as of June 17, 1985 (the "Eighth Supplemental Mortgage"), providing, among other things, for (i) the amendment and restatement of the Amended Mortgage and (ii) the assumption by the Company all the obligations, warranties and agreements of ENSTAR and the Division under the Amended Mortgage;

     WHEREAS, pursuant to the Amended Mortgage, as amended and restated by the Eighth Supplemental Mortgage (the "Mortgage"), the Company issued to Alaska certain promissory notes of the Company (the "Replacement Notes") in exchange for and in cancellation and replacement of all promissory notes of ENSTAR secured by the Mortgage (the "ENSTAR Notes");

         WHEREAS, the Replacement Notes were issued in renewal, extension and refunding of the ENSTAR Notes and the lien created by the Mortgage was carried forward and continued in force and effect for the purpose of securing, among other indebtedness, the indebtedness evidenced by the Replacement Notes;

         WHEREAS, the Company and Alaska desire to amend certain terms and conditions contained in the Mortgage, and the Company desires to convey and mortgage, and confirm the conveyancing and mortgaging under the Mortgage and hereunder, of certain properties heretofore acquired by the Company with respect to the operations of the Division and not specifically described in the Mortgage, and, to that end, the Company desires to make, execute and deliver to Alaska a Ninth Supplemental Mortgage, supplemental to the Mortgage, in the form hereof and for the purposes herein provided, which will secure all the Notes (as defined in Section 1.01 of the Mortgage);

     WHEREAS, all conditions and requirements necessary to authorize the execution, acknowledgment and delivery of this Ninth Supplemental Mortgage and duly and legally to effect the modifications of the Mortgage provided for in this Ninth Supplemental Mortgage and to make the Mortgage, as supplemented and amended hereby, a valid, binding and legal instrument for the security of the Notes ( as defined in Section 1.01 of the Mortgage), have been compiled with or have been done and performed;

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Alaska hereby act and agree as follows:

                                    ARTICLE I

                         Confirmation of Mortgage, etc.

         In order further to secure (and the Company hereby acknowledges and agrees that the lien of the Mortgage is hereby carried forward and continued in force and effect for the purpose of securing) the payment of the principal of and the premium, if any, and interest on all Notes at any time issued and outstanding under the Amended Mortgage, as supplemented and amended by this Ninth Supplemental Mortgage and as further supplemented and amended, from time to time, in accordance with their terms, and the performance and observance by the

Company of all of the obligations and agreements of the Company herein and therein contained and the payment of all amounts payable and to become payable by the Company under the Gas Sale Contract (as defined in Section 1.01 of the Mortgage), the Company (i) has executed and delivered this Ninth Supplemental Mortgage, (ii) does hereby ratify and confirm its mortgage and pledge to Alaska of its property (other than Excepted Property, as defined in the Excepted Property Clause of the Mortgage, and any property heretofore released from the lien of the Mortgage pursuant thereto and other than easements, rights-of-way, permits, leaseholds, contracts and agreements which have either expired or been completed in accordance with their terms) described in the Mortgage as being subjected to the lien of the Mortgage and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and (iii) does hereby grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Alaska, as Mortgagee under the Mortgage, and to its successors and assigns forever the real property and interests in real property described in Schedule I attached hereto and made a part hereof for all purposes.

                                   ARTICLE II

                          Modifications of the Mortgage


         SECTION 2.1. Section 2.02 Amended. Section 2.02 of the Mortgage is hereby amended by adding the following new paragraph to the Form of Note contained in such Section:

         "Anything in this Note, the Mortgage or elsewhere to the contrary notwithstanding, Seagull shall not be personally liable for the payment of the principal of, premium (if any) or interest on this Note, it being expressly understood and agreed that the sole recourse of the holder of this Note for the payment hereof shall be against the Mortgaged Property and that no recourse (whether under rule of law, statute or constitution or by the enforcement of any assessment or penalty or otherwise) shall be had against Seagull or any other Person for the payment of the principal of, premium (if any) or interest on this Note or for any claim based hereon or otherwise in respect hereof; provided, however, that nothing in this paragraph shall (i) affect the validity of the indebtedness evidenced by this Note or the rights of any holder of this Note to proceed against the Mortgaged Property in accordance with the Mortgage, (ii) constitute a waiver of any indebtedness or obligation evidenced by this Note (but the same shall continue until paid or discharged), (iii) limit or otherwise prejudice in any way the right of any holder of this Note to name Seagull or any owner, holder or transferee of any interest in the Mortgaged Property as a party defendant in any action or suit for judicial foreclosure of, or in the exercise of any other remedy available to such holder with respect to, the Mortgaged Property so long as no judgment in the nature of a deficiency or seeking personally liability shall be asked of or (if obtained) enforced against Seagull."

         SECTION 2.2. Section 3.02 Amended. Section 3.02 of the Mortgage is hereby amended by replacing the second paragraph thereof with the following paragraph:
         "Anything in this Mortgage, the Notes or elsewhere to the contrary notwithstanding, the Company shall not be personally liable for the payment of the principal of, premium (if any) or interest on the Notes (whether Replacement Notes or otherwise), it being expressly understood and agreed that the sole recourse of the holders of the Notes for the payment thereof shall be against the Mortgaged Property and that no recourse (whether under rule of law, statute or constitution or by the enforcement of any assessment or penalty or otherwise) shall be had against the Company or any other Person for the payment of the principal of, premium (if any) or interest on the Notes or for any claim based hereon or otherwise in respect thereof; provided, however, that nothing in this paragraph shall (i) affect the validity of the indebtedness evidenced by the Notes or the rights of any holder of a Note to proceed against the Mortgaged Property in accordance with this Mortgage, (ii) constitute a waiver of any indebtedness or obligation evidenced by the Notes (but the same shall continue until paid or discharged), (iii) limit or otherwise prejudice in any way the right of any holder of a Note to name the Company or any owner, holder or transferee of any interest in the Mortgaged Property as a party defendant in any action or suit for judicial foreclosure of, or in the exercise of any other remedy available to such holder with respect to, the Mortgaged Property so long as no judgment in the nature of a deficiency or seeking personally liability shall be asked of or (if obtained) enforced against the Company."

                                   ARTICLE III

                            Miscellaneous Provisions

     SECTION 3.1. Titles, Headings, Etc. The titles and headings of the Articles, Sections and subdivisions of this Ninth Supplemental Mortgage have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.2. Counterparts. This Ninth Supplemental Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Ninth Supplemental Mortgage to be executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                           SEAGULL ENERGY CORPORATION



                        By:_____________________________


[Corporate Seal]                                Title:__________________________


Attest:


By:___________________________
           Secretary

                             ALASKA PIPELINE COMPANY


                          By:__________________________

[Corporate Seal]
                          Title:_______________________

Attest:


By:___________________________
           Secretary


STATE OF TEXAS

COUNTY OF HARRIS

         BEFORE ME, the undersigned authority, on this day personally appeared ___________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the ___________________________________ of SEAGULL ENERGY CORPORATION, a Texas
corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and in the capacity therein stated, as the free and voluntary act and deed of the said corporation for the uses and purposes therein mentioned.

         Given under my hand and seal of office this _____ day of ____________, 1991.




                                             -----------------------------------
                            Notary Public in and for
                                                              the State of Texas

[Notarial Seal]
                                           My Commission Expires:_______________

STATE  OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared ______________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the
________________________________   of   ALASKA   PIPELINE   COMPANY,   a   Texas
corporation, and acknowledge to me that the executed said instrument for the purposes and consideration therein expressed, and in the capacity therein stated, as the free and voluntary act and deed of the said corporation for the uses and purposes therein mentioned.

         Given under my hand and seal of office this ______ day of ____________, 1991.



                                             -----------------------------------
                            Notary Public in and for
                                                              the State of Texas

[Notarial Seal]

                                           My Commission Expires:_______________

SCHEDULE I

     A. The right, title and interest of the Company in the following easements, rights-of-way, permits, licenses, servitudes, leases, grants and rights (all references hereafter made to books and pages being to the Conveyance and Deed Records of the respective Recording Districts of the State of Alaska), to wit:

                                   [ To Come]

         B. The right, title and interest of the Company in the following permits, licenses, franchises and grants over, in, on and across the lands described and for the purposed stated therein:

                                    [To Come]

         C. The right, title and interest of the Company in the following real property:

                                    [To Come]